                                                                   EXHIBIT 10.13

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                              AND CREDIT DOCUMENTS

                                      among

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                        and certain subsidiaries thereof,

                            THE LENDERS NAMED HEREIN,

                           FIRST UNION NATIONAL BANK,
                  as Administrative Agent and Collateral Agent,

                              BANK OF AMERICA, N.A.
                             as Documentation Agent,

                                       and

                                 BANK ONE, N.A.,
                              as Syndication Agent

                  $100,000,000 Senior Revolving Credit Facility

                                  Co-Arrangers:
                               WACHOVIA SECURITIES
                                       and
                         BANC OF AMERICA SECURITIES LLC

                          Dated as of November 9, 2001

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                              AND CREDIT DOCUMENTS

      THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CREDIT DOCUMENTS, dated as of the 9th day of November, 2001 (this "Amendment"), is made among ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation with its principal offices in Metairie, Louisiana ("OCA"), the Subsidiaries of OCA listed on the signature pages hereto, the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as Collateral Agent (as hereinafter defined), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANK ONE, N.A., as Syndication Agent (in such capacity, the "Syndication Agent").

                                    RECITALS

      A. OCA, certain banks and other financial institutions, the Administrative Agent, the Documentation Agent and the Syndication Agent are parties to a Credit Agreement, dated as of October 8, 1998, as amended by a First Amendment to Credit Agreement and Credit Documents, dated as of February 17, 2000 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to OCA and certain other borrowers from time to time parties thereto upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      B. OCA, OCA Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), have entered into an Agreement and Plan of Merger, dated as of May 16, 2001 (as amended, modified or supplemented from time to time in accordance with the terms of this Amendment, the "OrthAlliance Merger Agreement"), pursuant to which OCA Merger Sub will merge with and into OrthAlliance subject to the terms and conditions set forth therein (the "OrthAlliance Acquisition"). OCA has requested that the OrthAlliance Acquisition be approved as a Permitted Acquisition, and in connection with and as a condition to the consummation of the OrthAlliance Acquisition OCA has also requested certain amendments to the Credit Agreement. The Required Lenders have agreed to grant such approval and make such amendments upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendments to Credit Agreement.


      1.1 Amended or Deleted Defined Terms.

      (a) The definition of "Adjusted Consolidated Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Adjusted Consolidated Indebtedness' shall mean, as of any date, the sum of (i) Consolidated Indebtedness as of such date and (ii) the product of (A) Consolidated Lease Expense for the period of four consecutive fiscal quarters then ending and (B) eight (8)."

      (b) The definition of "Annualized Consolidated Cash Flow" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

      (c) The definition of "Agent" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety (and moved to its new proper alphabetic place) as follows:

            " `Administrative Agent' shall mean First Union, in its capacity as Administrative Agent appointed under ARTICLE X, and its successors and permitted assigns in such capacity."

      (d) The definition of "Applicable Margin Percentage" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Applicable Margin Percentage' shall mean, at any time, except as set forth in the last paragraph of this definition, the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the IBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted IBOR Rate, (c) to be added to the LIBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted LIBOR Rate, and (d) to be used in calculating the commitment fee payable pursuant to SECTION 2.9(b), in each case as determined under the following matrix (the `Pricing Matrix') with reference to the Leverage Ratio:


                                            Applicable
                                              Margin
                            Applicable    Percentage for    Applicable
                              Margin         Foreign          Margin
 Tier   Leverage Ratio    Percentage for  Currency Loans    Percentage
                            Base Rate          and              for
                              Loans        LIBOR Loans      Commitment Fee
  I      Greater than
          or equal to         1.750%          2.750%          0.500%
          2.75 to 1.0

  II     Greater than
          or equal to
        2.5 to 1.0 but        1.500%          2.500%          0.500%
        less than 2.75
            to 1.0

 III     Greater than
          or equal to
        2.0 to 1.0 but        1.250%          2.250%          0.500%
         less than 2.5
            to 1.0

  IV     Less than 2.0        1.000%          2.000%          0.500%
            to 1.0

            On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to
      SECTION 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the Pricing Matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time OCA shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(a) or SECTION 6.1(b), as the case may be, and SECTION 6.2(a), then at all times from and including the fifteenth (15th) day following the date on which such statements and Compliance Certificate are required to have been delivered, if not delivered prior thereto (or, if earlier, the date on which the Administrative Agent shall have notified the Lenders that such statements and Compliance Certificate have not been delivered when due, if not delivered prior to the date such notice is given) to the date on which the same shall have been delivered, each Applicable Margin Percentage shall be as set forth with respect to Tier I of the Pricing Matrix (notwithstanding the actual Leverage Ratio). For purposes of this definition, `Adjustment Date' shall mean, with respect to any fiscal period of OCA beginning with the period ending December 31, 2001, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by OCA in accordance with
      SECTION 6.1(a) or SECTION 6.1(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

            Notwithstanding the foregoing provisions of this definition or any other provision of this Agreement, (i) from and after November 13, 2001 until the Bridge Loan Termination Date, the Applicable Margin Percentages shall be determined in accordance with the foregoing provisions of this definition, but shall not, in any event (regardless of the actual Leverage Ratio), be lower than as set forth with respect to Tier III of the Pricing Matrix (and from and after November 13, 2001 until the first Adjustment Date occurring after the Second Amendment Effective Date, the Applicable Margin Percentages shall be as set forth with respect to Tier III of the Pricing Matrix), and (ii) until the Bridge Loan Termination Date, the Applicable Margin Percentage for Base Rate Loans and the Applicable Margin Percentage for Foreign Currency Loans and LIBOR Loans shall be automatically increased by an amount equal to one-half of one percentage point (0.5%) on the 180th day after the Second Amendment Effective Date and on each successive 90th day occurring thereafter until the Bridge Loan Termination Date. For example, if on the 180th day after the Second Amendment Effective Date the Applicable Margin Percentages were as set forth with respect to Tier III of the Pricing Matrix (and assuming that the Bridge Loan Termination Date had not yet occurred), then after giving effect to the increase provided for in clause (ii) of the preceding sentence, the Applicable Margin Percentage for Base Rate Loans would be 1.75% and the Applicable Margin Percentage for Foreign Currency Loans and LIBOR Loans would be 2.75%. From and after the Bridge Loan Termination Date, the Applicable Margin Percentages shall be as specified in the pricing matrix set forth above, determined in accordance with the provisions of this definition but without regard to the preceding provisions of this paragraph."

      (e) The definition of "Arranger" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

      (f) The definition of "Asset Disposition" in Section 1.1 of the Credit Agreement is hereby amended by adding the words "that is a Subsidiary Guarantor" immediately after the words "Wholly Owned Subsidiary" in the parenthetical in the second line thereof.

      (g) The definition of "Consolidated Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Consolidated Cash Flow' shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets and Consolidated Lease Expense, all for such period, plus (iii) up to $10,000,000 during any single fiscal year (beginning with the fiscal year ending December 31, 2002) in extraordinary or nonrecurring noncash losses, expenses or charges (including in connection with the acquisition, purchase, sale or writedown of assets) reducing income for such period, plus (iv) extraordinary or nonrecurring losses, expenses or charges taken during such period in connection with the OrthAlliance Acquisition, minus (v) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, in each case under clauses (ii) through (v) above to the extent taken into account in the calculation of Consolidated Net Income for such period; provided that (a) the maximum amount of losses, expenses and charges taken in connection with the OrthAlliance Acquisition and included (i.e., added back) in the calculation of Consolidated Cash Flow pursuant to clause (iv) above, in the aggregate for all periods (but without duplication of amounts included in multiple periods), shall be $45,000,000 for all such items that are noncash items and $9,000,000 for all such items that are cash items; (b) no losses, expenses or charges (whether cash or noncash) in connection with the OrthAlliance Acquisition may be taken at any time after September 30, 2002; and (c) any cash expenses in respect of any noncash losses, expenses or charges included in the calculation of Consolidated Cash Flow pursuant to clauses (iii) or
      (iv) above shall be included (i.e., deducted) in the calculation of Consolidated Cash Flow for the period in which expended."

      (h) The definition of "Consolidated Interest Expense" in Section 1.1 of the Credit Agreement is hereby amended by deleting the words "and the fees provided for under the Fee Letter" from the parenthetical in clause (iii) thereof and substituting in replacement thereof the words "and the annual administrative agency fee provided for under the Fee Letter."

      (i) The definition of "Credit Documents" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Credit Documents' shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Pledge Agreements, the Intercreditor Agreement, the Subsidiary Guaranty, the Intercompany Notes, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent, the Collateral Agent or any Lender by or on behalf of OCA or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time, but specifically excluding any Hedge Agreement to which OCA and any Lender or Affiliate of any Lender are parties."

      (j) The definition of "Debt Issuance" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Debt Issuance' shall mean the issuance, incurrence or sale by OCA or any of its Subsidiaries of any debt securities or other Indebtedness, whether in a public offering of such securities or otherwise, other than
      (i) any Indebtedness expressly permitted under SECTION 8.2 (provided, however, that the term `Debt Issuance' shall include any Excess Permitted Senior Notes, but shall not include other Permitted Senior Notes) and (ii) any other Indebtedness to the extent the Net Cash Proceeds thereof are applied to repay the outstanding Bridge Loan Obligations (it being understood that the issuance, incurrence or sale of any such Indebtedness must be approved by the Required Lenders in accordance with the terms of this Agreement if not expressly permitted under SECTION 8.2)."

      (k) The definition of "Equity Issuance" in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word "or" from the end of clause
(ii) thereof, (ii) adding the words ", director or Managed Practice" immediately after the word "employee" in clause (iii) thereof, (iii) adding a comma to the end of clause (iii) thereof in place of the period and adding the word "or" immediately thereafter and (iv) adding a new clause (iv) thereof as follows immediately after such comma:

            "(iv) the issuance or sale of Capital Stock of OCA to the extent the Net Cash Proceeds thereof are applied to repay the outstanding Bridge Loan Obligations."

      (l) The definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Fixed Charge Coverage Ratio' shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period of four consecutive fiscal quarters."

      (m) The definition of "Foreign Currency Sublimit" in Section 1.1 of the Credit Agreement is hereby amended by deleting the number "$16,000,000" therein and substituting in replacement thereof the number "$20,000,000."

      (n) The definition of "Funded Debt" in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof immediately after the period:

            "Notwithstanding the foregoing, the Loans and the Bridge Loans shall at all times constitute Funded Debt of OCA."

      (o) The definition of "Governmental Authority" in Section 1.1 of the Credit Agreement is hereby amended by adding the words "(including, without limitation, any state dental board)" after the word "government" and immediately before the comma in the fourth line thereof.

      (p) The definition of "Inactive Subsidiary" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Inactive Subsidiary' shall mean any Subsidiary of OCA (i) the Capital Stock of which is or has been acquired by OCA or any of its Subsidiaries from individuals who enter into a Service Agreement in the ordinary course of OCA's or its Subsidiaries' acquisition program, (ii) the total assets of which do not exceed, on a book value basis, $25,000 at any one time, and (iii) that has no active or customer revenue and which does not conduct any active trade or business; provided, however, that in no event shall a Subsidiary that is a guarantor of the Bridge Loans or the Permitted Senior Notes be an Inactive Subsidiary."

      (q) The definition of "Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" from the end of clause (ix) thereof, (b) renumbering clause (x) thereof as clause (xii) and changing the words "clauses (i) through (ix) above" in such clause to "clauses
(i) through (xi) above," and (c) adding a new clause (x) and a new clause (xi) thereof as follows:

            "(x) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (xi) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), and"

      (r) The definition of "Indebtedness" in Section 1.1 of the Credit Agreement is hereby further amended by adding the following at the end thereof immediately after the period:

            "For purposes of compliance with the financial covenants set forth in ARTICLE VII, the `amount' or `principal amount' of Indebtedness, at any time of determination, represented by any Indebtedness originally issued at a premium or discount (including, if applicable, the Permitted Senior Notes) shall be the amount of the liability in respect thereof determined in accordance with GAAP."

      (s) The definition of "Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Leverage Ratio' shall mean, as of any date, the ratio of (i) Adjusted Consolidated Indebtedness as of such date to (ii) Consolidated Cash Flow as of the last day of the period of four consecutive fiscal quarters then most recently ended."

      (t) The definition of "Managed Practice" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Managed Practice' shall mean any dentist, orthodontist, professional association, professional corporation, partnership or similar Person for whose practice OCA or any of its Subsidiaries provides business, management, administrative or other non-clinical support services pursuant to a Service Agreement."

      (u) The definition of "Material Adverse Effect" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Material Adverse Effect' shall mean (i) a material adverse effect upon the condition (financial or otherwise), operations, business, performance, properties or assets of OCA and its Subsidiaries, taken as a whole, (ii) a material adverse effect upon the ability of OCA and its Subsidiaries, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents to which it is a party or
      (iii) a material adverse effect upon the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and thereunder."

      (v) The definition of "OCA Pledge Agreement" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `OCA Pledge Agreement' shall mean an amended and restated pledge agreement made by OCA and the Subsidiaries party thereto in favor of the Collateral Agent, in substantially the form of EXHIBIT A to the Second Amendment, as further amended, modified, supplemented or restated from time to time."

      (w) The definition of "Obligations" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Obligations' shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, the Collateral Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, and all payment and other obligations owing or payable at any time by OCA to any Lender or any Affiliate of any Lender under or in connection with any Hedge Agreement required or permitted by this Agreement."

      (x) The definition of "Pledge Agreement" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Pledge Agreement' shall mean (i) the OCA Pledge Agreement and
      (ii) each other pledge agreement made by OCA or any Subsidiary with respect to the pledge of Capital Stock of any other Subsidiary, in substantially the form of EXHIBIT A to the Second Amendment (with such modifications as may be necessary or appropriate for each applicable foreign jurisdiction) or in such other form as may be approved by the Administrative Agent, in each case as amended, modified, supplemented or restated from time to time."

      (y) The definition of "Subordinated Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Subordinated Indebtedness' shall mean, collectively, (i) any Seller Subordinated Indebtedness issued or existing pursuant to clause
      (vii) of SECTION 8.2, and (ii) any other Indebtedness of OCA or any Subsidiary that is subordinated in right of payment to the Obligations."

      (z) The definition of "Subsidiary Guaranty" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " `Subsidiary Guaranty' shall mean an amended and restated guaranty agreement made by the Subsidiary Guarantors, in substantially the form of EXHIBIT B to the Second Amendment, as further amended, modified, supplemented or restated from time to time."

      (aa) The reference to "CHAMPUS" in the definition of "Third Party Payor Arrangements" in Section 1.1 of the Credit Agreement is hereby changed to "TRICARE/CHAMPUS."

      1.2 New Defined Terms. The following defined terms are hereby added to
Section 1.1 of the Credit Agreement in proper alphabetical order:

            " `Agents' shall mean, collectively, the Administrative Agent and the Collateral Agent."

            " `Benefited Parties' shall have the meaning given to such term in the Intercreditor Agreement."

            " `Bridge Agent' shall mean the `Administrative Agent' (as such term is defined in the Bridge Credit Agreement)."

            " `Bridge Credit Agreement' shall mean the Bridge Credit Agreement, dated as of November 9, 2001, among OCA, the Subsidiaries of OCA party thereto, the Bridge Lenders, and the Bridge Agent, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement."

            " `Bridge Credit Documents' shall mean, collectively, the Bridge Credit Agreement and all other `Credit Documents' (as such term is defined in the Bridge Credit Agreement), in each case as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement."

            " `Bridge Lenders' shall mean the `Lenders' (as such term is defined in the Bridge Credit Agreement)."

            " `Bridge Loan Obligations' shall mean the `Credit Party Obligations' (as such term is defined in the Bridge Credit Agreement)."

            " `Bridge Loan Termination Date' shall mean the first date upon which all outstanding Bridge Loan Obligations have been paid and satisfied in full and the commitments to extend credit under the Bridge Credit Agreement have been permanently terminated."

            " `Bridge Loans' shall mean the `Term Loans' (as such term is defined in the Bridge Credit Agreement)."

            " `Bridge Notes' shall mean the `Term Notes' (as such term is defined in the Bridge Credit Agreement)."

            " `Bridge Subsidiary Guaranty' shall mean the `Guaranty' (as such term is defined in the Bridge Credit Agreement)."

            " `Collateral Agent' shall mean First Union, in its capacity as collateral agent for the Benefited Parties pursuant to the terms of the Intercreditor Agreement and the other Credit Documents, and its successors and permitted assigns in such capacity."

            " `Consolidated Funded Debt' shall mean, as of any date of determination, the aggregate (without duplication) of all Funded Debt of OCA and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP."

            " `Excess Permitted Senior Notes' shall mean any Permitted Senior Notes to the extent the aggregate Net Cash Proceeds thereof exceed the aggregate outstanding Bridge Loan Obligations as of the date of repayment in full thereof."

            " `Intercreditor Agreement' shall mean an intercreditor agreement made among the Administrative Agent (on behalf of itself and the Lenders), the Bridge Agent (on behalf of itself and the Bridge Lenders) and the Collateral Agent, in substantially the form of EXHIBIT C to the Second Amendment, and any successor or replacement intercreditor agreement among the Lenders (or the Administrative Agent on their behalf), the Administrative Agent, the holders of any Permitted Senior Notes and the Collateral Agent, in each case as amended, modified, supplemented or restated from time to time."

            " `OCA Merger Sub' shall mean OCA Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of OCA."

            " `OrthAlliance' shall mean OrthAlliance, Inc., a Delaware corporation."

            " `OrthAlliance Acquisition' shall mean the merger of OCA Merger Sub with and into OrthAlliance subject to the terms and conditions set forth in the OrthAlliance Merger Agreement."

            " `OrthAlliance Material Adverse Change' shall mean a material adverse change in the condition (financial or otherwise), operations, business, performance, properties or assets of OrthAlliance and its Subsidiaries, taken as a whole."

            " `OrthAlliance Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of May 16, 2001, among OCA, OCA Merger Sub and OrthAlliance, as amended, modified or supplemented from time to time in accordance with the terms of the Second Amendment."

            " `Patient Contracts' shall mean patient contracts between the Managed Practices and their respective patients (or parent, guardian or other responsible party) for the provision of orthodontic and pediatric dental services in a Managed Practice center or office that is subject to a Service Agreement."

            " `Permitted Senior Notes' shall have the meaning given to such term in SECTION 8.2."

            " `Pro Forma Basis' shall mean, for purposes of determining compliance with the financial covenants set forth in ARTICLE VII as of any date of determination, that (a) Consolidated Indebtedness shall be determined as of such date of determination after giving effect to any borrowing on such date and (b) Consolidated Lease Expense, Consolidated Cash Flow, Consolidated Fixed Charges and Consolidated Net Worth shall be as set forth in the most recent Compliance Certificate delivered pursuant to SECTION 6.2(a)."

            " `Second Amendment' shall mean the Second Amendment to Credit Agreement, dated as of November 9, 2001, among OCA, the Subsidiaries of OCA party thereto, the Lenders party thereto, the Administrative Agent, the Collateral Agent, Bank of America, N.A., as Documentation Agent, and Bank One, N.A., as Syndication Agent."

            " `Second Amendment Effective Date' shall mean the date upon which the conditions to the effectiveness of the Second Amendment set forth in
      SECTION 4 thereof are satisfied or waived in accordance with their terms."

            " `Seller Subordinated Indebtedness' shall have the meaning given to such term in SECTION 8.2."

            " `Total Patient Contract Balances' shall mean, as of the last day of any fiscal quarter, the aggregate balance as of such date of uncollected cash due or to become due under all Patient Contracts for orthodontic and pediatric dental services performed and to be performed by the Managed Practices, net of a reasonable allowance for uncollectible amounts and patient prepayments."

      1.3 Calculation of Financial Covenants. Section 1.2 of the Credit Agreement is hereby amended by adding the following at the end thereof immediately before the period:

            "Further, notwithstanding the foregoing or any other provision of this Agreement, the calculation of the financial covenants set forth in
      ARTICLE VII as of any date or for any period shall not include the assets, liabilities, revenues, income, losses and other financial statement items of OrthAlliance and its Subsidiaries as of any date occurring, or for any period ending, on or prior to September 30, 2001."

      1.4 Borrowings.

      (a) Clause (i) of Section 2.2(b) of the Credit Agreement is hereby amended by adding the words "or, if greater, an integral multiple of $100,000 in excess thereof" at the end thereof immediately before the semicolon.

      (b) Clause (ii) of Section 2.2(b) of the Credit Agreement is hereby amended by changing the references to "$5,000,000" therein to "$1,500,000."

      1.5 Mandatory Prepayments.


      (a) Section 2.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(d) Promptly upon (and in any event not later than two (2) Business Days after) receipt thereof by OCA or any Subsidiary, the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance (provided that, in the case of prepayment required as a result of the issuance of any Excess Permitted Senior Notes, such prepayment shall be in an amount equal to 50% of the Net Cash Proceeds thereof), and in connection therewith OCA will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of OCA in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds."

      (b) Clause (i) of Section 2.6(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(i) first, to reduce the outstanding principal amount of the Loans (but without any corresponding reduction to the Commitments; provided, however, that in the case of any prepayment with 50% of the Net Cash Proceeds of Excess Permitted Senior Notes, there shall be a corresponding permanent reduction of the Commitments in the amount of such prepayment), and"

      1.6 Closing Fees. Section 2.9(a) of the Credit Agreement is hereby deleted in its entirety (but without any renumbering of any subsequent subsections of Section 2.9 of the Credit Agreement).

      1.7 Borrowing Conditions.

      (a) Section 4.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of Section 4.2(b), (ii) adding a semicolon to the end of Section 4.2(c) immediately before the period and the word "and" immediately thereafter and (iii) adding a new Section 4.2(d) as follows immediately after such semicolon:

            "(d) Immediately after giving effect to the Loans to be made or Letter of Credit to be issued on such date (and the application of the proceeds thereof), OCA shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in ARTICLE VII."

      (b) Section 4.2 of the Credit Agreement is hereby further amended by deleting the words "subsections (b) and (c)" in the third line of the last paragraph thereof and substituting in replacement thereof the words

"subsections (b), (c) and (d)," and by adding the following at the end of such paragraph immediately after the period:

            "If requested by the Administrative Agent, OCA shall provide detailed calculations demonstrating compliance with subsection (d) above."

            1.8 Representations and Warranties.

      (a) Section 5.2 of the Credit Agreement is hereby amended by adding the following at the end thereof immediately after the period:

            "Each Credit Document to which a Foreign Subsidiary is a party is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary is organized, formed or incorporated for the enforcement thereof against such Foreign Subsidiary under the law of such jurisdiction. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in such jurisdiction, it is not necessary that any such Credit Document or any other document be filed or recorded with any court or other authority of such jurisdiction or that any stamp or similar tax be paid on or in respect of any such Credit Document."

      (b) Section 5.3 of the Credit Agreement is hereby amended by (i) adding the words "(including, without limitation, any Service Agreement)" immediately after the word "agreement" in clause (ii) thereof and (ii) adding the words "or as expressly permitted under SECTION 8.10" at the end thereof immediately before the period.

      (c) Clause (i) of Section 5.5 of the Credit Agreement is hereby amended by adding the words ", or in respect of any Service Agreement," immediately after the word "properties."

      (d) Section 5.19 of the Credit Agreement is hereby amended by deleting the words "the Agent, for its benefit and the benefit of the Lenders" in the third line thereof and substituting in replacement thereof the words "the Collateral Agent, for its benefit and the benefit of the Benefited Parties".

      (e) Section 5.21 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "5.21 Certain Documents. OCA has heretofore furnished to the Administrative Agent true and complete copies of the OrthAlliance Merger Agreement and the Bridge Credit Agreement, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. On the Second Amendment Effective Date and immediately prior to giving effect to the consummation of the transactions contemplated thereby, (i) none of such documents shall have been amended, modified or supplemented in any material respect, nor any material condition or provision thereof waived, other than as approved by the Administrative Agent, and each such document is in full force and effect and neither OCA nor any Subsidiary party thereto (nor, to the knowledge of the Borrower, any other party thereto) is in default thereunder or in breach thereof, (ii) all conditions to the obligations of OCA and its Subsidiaries under each of such documents to consummate the transactions contemplated thereby shall have been satisfied, and (iii) the transactions contemplated by such documents will be consummated in accordance with the terms thereof and in compliance with all applicable Requirements of Law. Each of the representations and warranties of OCA and its Subsidiaries contained in the Bridge Credit Agreement is true and correct on and as of the Second Amendment Effective Date, and on the date of each borrowing thereunder, with the same effect as if made on and as of such date (in each case, except as contemplated by the terms of such documents)."

      (f) Section 5.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "5.22 Service Agreements. No Service Agreement to which OCA or any of its Subsidiaries is a party, nor any of the transactions contemplated thereunder, violates any applicable Requirement of Law (i) relating to the eligibility of a Managed Practice to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Managed Practice as a result of such participation, (ii) relating to any License or Reimbursement Approval of a Managed Practice required in connection with any Third Party Payor Arrangement in which it participates, (iii) relating to the practice of medicine or the sharing of fees in connection therewith, or (iv) relating to the enforceability of any provision of any Service Agreement against any Managed Practice by OCA or any Subsidiary, including, without limitation, the obligation of any Managed Practice to pay all compensation and fees to which OCA or any Subsidiary is entitled under any Service Agreement, except in each case under (i), (ii), (iii) and (iv) above for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No Service Agreement to which OCA or any of its Subsidiaries is a party, nor any of the transactions contemplated thereunder, violates any applicable Third Party Payor Arrangement to which any Managed Practice is a party, except for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. With respect to the Service Agreements, (i) each Service Agreement is in full force and effect and is enforceable by OCA or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither OCA nor any of its Subsidiaries (nor, to the knowledge of OCA, any other party thereto) is in breach of or default under any Service Agreement in any material respect or has given notice of termination or cancellation of any Service Agreement, except in each case under (i) and (ii) above to the extent the failure to be in compliance with such representations would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect."

      (g) Section 5.23 of the Credit Agreement is hereby amended by deleting the words "OCA and each Subsidiary" in the first line thereof and substituting in replacement thereof the words "OCA, each Subsidiary and (to the knowledge of OCA) each Managed Practice".

      (h) Section 5.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "5.24 Fraud and Abuse. Neither OCA nor any Subsidiary (nor, to the knowledge of OCA, any Managed Practice or any physician shareholder or employee of any Managed Practice), has engaged in any activities that are prohibited under 42 U.S.C. Section 1320a-7b, 42 U.S.C. Section 1395nn, or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state law or regulation, or that are prohibited by rules of professional conduct, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (y) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor, or (z) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor; and (v) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, third party payor or other entity for designated health services furnished pursuant to a prohibited referral, except to the extent that any activities of the types described in clauses (i) through (v) above do not, individually or in the aggregate, (a) adversely affect Persons generating 3% or more of total revenues of OCA and its Subsidiaries and (b) result in exclusion of such Persons from federal or state healthcare programs or civil or criminal penalties."

      1.9 Compliance with Laws. Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.4 Compliance with Laws/Compliance Program. OCA will, and will cause each of its Subsidiaries to, (i) comply in all respects with all Requirements of Law applicable to the conduct of its business and the ownership and operation of its properties and (ii) make commercially reasonable efforts to implement policies that are consistent with the Standards for Privacy of Individually Identifiable Health Information (the `Privacy Standards') implementing the privacy requirements of the Administrative Simplification subtitle of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) set forth at 45 CFR Parts 160 and 164 on or before the date that such Privacy Standards become applicable to OCA, its Subsidiaries, and Managed Practices, except in each case under
      (i) and (ii) above to the extent the failure so to comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Further, OCA has in place a compliance program for OCA and its Subsidiaries which is reasonably designed to provide effective internal controls that promote adherence to, and prevent and detect material violations of, any Requirement of Law applicable to OCA and its Subsidiaries, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the compliance program and with Requirements of Law."

      1.10 Permitted Acquisitions.

      (a) Clause (ii) of Section 6.9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ii) the Acquisition Amount with respect thereto (A) to the extent paid or payable in cash, shall not exceed (1) for any single Acquisition, $1,500,000, or (2) together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash) for all other Permitted Acquisitions (excluding the OrthAlliance Acquisition) consummated during the same fiscal year, $26,250,000, and (B) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions (excluding the OrthAlliance Acquisition) consummated during the same fiscal year, shall not exceed $35,000,000; but provided further that, notwithstanding the foregoing or any other provision of this Agreement, the aggregate Acquisition Amounts of all Permitted Acquisitions consummated from and after the Second Amendment Effective Date until the Bridge Loan Termination Date (excluding the OrthAlliance Acquisition) shall not exceed (y) $7,500,000 (to the extent paid or payable in cash) or (z) $10,000,000 (regardless of the form of consideration)."

      (b) Section 6.9(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(b) Within forty-five (45) days after the end of each fiscal quarter, OCA will deliver to the Administrative Agent and each Lender, with respect to each Permitted Acquisition during such fiscal quarter the Acquisition Amount in respect of which is less than either $1,500,000 (to the extent paid or payable in cash) or $5,000,000 (regardless of the form of consideration), the items described in clauses (i) and (ii) of subsection (c) below."

      (c) The introductory paragraph of Section 6.9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(c) Not less than ten (10) Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds $1,500,000 (to the extent paid or payable in cash), OCA shall have delivered to the Administrative Agent and each Lender a request that such Acquisition be approved as a Permitted Acquisition and, in support of such request (at a minimum, and without limitation of any other materials or information that may be requested by the Administrative Agent or any Lender), the information and materials described in clauses (i) through
      (iv) below. Not less than five (5) Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds $5,000,000 (regardless of the form of consideration, but without limitation of the first sentence of this subsection (a) as to any cash component thereof), OCA shall have delivered to the Administrative Agent and each Lender the information and materials described in clauses
      (i) through (iv) below:"

      1.11 New Subsidiaries. Section 6.10(a) of the Credit Agreement is hereby amended by adding the words "an Intercompany Note and" immediately before the words "a joinder to the Subsidiary Guaranty" in clause (i) thereof.

      1.12 Inactive Subsidiaries. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.13 Inactive Subsidiaries.

            (a) Notwithstanding any other provision of this Agreement or any other Credit Document (including Section 4 of the Second Amendment), the Subsidiaries listed on SCHEDULE 2 to the Second Amendment (collectively, the "Designated Subsidiaries") shall not be required to become Subsidiary Guarantors, and the Capital Stock of such Subsidiaries shall not be required to be pledged to the Collateral Agent, on the Second Amendment Effective Date. On or prior to January 9, 2002, OCA will take any or all of the following actions with respect to the Designated Subsidiaries: (i) cause one or more Designated Subsidiaries to transfer assets to one or more Subsidiary Guarantors, (ii) merge one or more Designated Subsidiaries with and into one or more Subsidiary Guarantors, or (iii) cause one or more Designated Subsidiaries to become Subsidiary Guarantors in accordance with SECTION 6.10, in all cases such that each Designated Subsidiary remaining in existence on or at any time after January 9, 2002 is either a Subsidiary Guarantor or qualifies as an Inactive Subsidiary in accordance with the terms of this Agreement (including with respect to the limitation in subsection (b) below).

            (b) In the event the aggregate book value of all assets of the Inactive Subsidiaries shall exceed $400,000 at any time on or after January 9, 2002, OCA will, as promptly as reasonably possible but in any event within thirty (30) days thereafter, take any or all of the following actions to the extent necessary to eliminate such excess: (i) cause one or more Inactive Subsidiaries to transfer assets to one or more Subsidiary Guarantors, (ii) merge one or more Inactive Subsidiaries with and into one or more Subsidiary Guarantors, or (iii) cause one or more Inactive Subsidiaries to become Subsidiary Guarantors in accordance with SECTION 6.10."

      1.13 Year 2000. Section 6.11 of the Credit Agreement is hereby deleted in its entirety (but without any renumbering of any subsequent sections of Article VI of the Credit Agreement).

      1.14 Leverage Ratio. Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "7.1 Leverage Ratio. OCA will not permit the Leverage Ratio as of any date, beginning with the Second Amendment Effective Date, to be greater than 3.0 to 1.0."

      1.15 Fixed Charge Coverage Ratio. Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "7.2 Fixed Charge Coverage Ratio. OCA will not permit the Fixed Charge Coverage Ratio (i) as of the last day of each of the fiscal quarter ending December 31, 2001 and the fiscal quarter ending March 31, 2002, to be less than 1.35 to 1.0, (ii) as of the last day of the fiscal quarter ending June 30, 2002, to be less than 1.4 to 1.0, and (iii) as of the last day of any fiscal quarter ending thereafter, to be less than 1.5 to 1.0."

      1.16 Consolidated Net Worth. Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "7.3 Consolidated Net Worth. OCA will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2001, to be less than the sum of (i) $380,000,000, plus (ii) 80% of the aggregate of Consolidated Net Income for each fiscal quarter ending after December 31, 2001 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 90% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of OCA and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after December 31, 2001."

      1.17 Funded Debt to Total Patient Contract Balances. Article VII of the Credit Agreement is hereby amended by adding a new Section 7.4 as follows:

            "7.4 Funded Debt to Total Patient Contract Balances. OCA will not permit Consolidated Funded Debt as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2001, to exceed 30% of Total Patient Contract Balances as of such date."

      1.18 Indebtedness.

      (a) Clause (i) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(i) Indebtedness incurred under (y) this Agreement, the Notes the other Credit Documents and (z) the Bridge Credit Agreement, the Bridge Notes and the other Bridge Credit Documents (provided that the Indebtedness described in this clause (z) shall not exceed, without duplication, $50,000,000 in aggregate principal amount outstanding at any time);"

      (b) Clause (ii) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ii) Indebtedness existing on the Second Amendment Effective Date and described in SCHEDULE 8.2, and any extensions, renewals, replacements, modifications and refundings thereof, provided that the principal amount thereof is not increased from the amount shown on such Schedule;"

      (c) Clause (v) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(v) Indebtedness of OCA consisting of senior notes, all or a portion of the proceeds of which are used to repay the outstanding Bridge Loan Obligations in full, and guaranties thereof by the Subsidiary Guarantors; provided that, as conditions to such notes being permitted to be issued pursuant to this clause (v), (A) the terms, conditions and provisions of such notes and all indentures, agreements or instruments pursuant to which such notes are issued (including, without limitation, terms and provisions relating to principal amount, maturity, covenants, defaults, and interest) shall be satisfactory in form and substance to the Required Lenders in their sole reasonable discretion and approved in writing by them (or by the Administrative Agent on their behalf), such approval not to be unreasonably withheld, and shall provide, at a minimum and without limitation, that such notes (1) shall not exceed $75,000,000 in aggregate principal amount outstanding at any time, (2) shall mature by their terms no earlier than February 15, 2005, (3) shall not require any scheduled payment of principal prior to the first anniversary of the Maturity Date, and (4) shall not be subject to any covenants or undertakings except for those that, taken as a whole, are materially less restrictive than those contained herein, and shall not be subject to any material covenant or undertaking that is more restrictive than or in addition to those contained herein, (B) prior to or concurrently with the issuance of such notes, OCA shall have delivered to each Lender a certificate, signed by a Financial Officer of OCA, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the issuance of such notes, OCA is in compliance with the financial covenants set forth in ARTICLE VII, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such notes had been issued on the first day of the period applicable to such covenants (such calculations to be attached to such certificate), (C) all or a portion of the proceeds of such notes shall be applied, on the date of receipt thereof, to repay the outstanding Bridge Loan Obligations in full, (D) any amendments to or modifications or replacements of the Subsidiary Guaranty, the Pledge Agreements and any other Credit Documents, and all other documentation (including any separate guaranty or pledge agreements), required by the holders of such notes shall be satisfactory in form and substance to the Required Lenders and (E) the holders of such notes shall have (in a capacity equivalent to that of the Bridge Agent, on behalf of itself and the Bridge Lenders) entered into either an accession to the existing Intercreditor Agreement in form and substance satisfactory to the Required Lenders or (together with the Lenders (or the Administrative Agent on their behalf), the Administrative Agent and the Collateral Agent) a new intercreditor agreement in substantially the form of EXHIBIT C attached hereto (the notes described hereinabove and meeting such conditions, the `Permitted Senior Notes'); and provided further that 50% of the Net Cash Proceeds from the issuance of such portion of such notes constituting Excess Permitted Senior Notes (if any) shall be applied to prepay the Loans (with a corresponding permanent reduction to the Commitments) in accordance with, and to the extent required under, the provisions of SECTION 2.6(f);"

      (d) Clause (vi) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(vi) Indebtedness consisting of guarantees by OCA or any of its Subsidiaries of loans made to affiliated orthodontists and orthodontic practices for the purpose of financing costs associated with the development of new orthodontic centers, provided that the aggregate amount so guaranteed shall not exceed (y) $2,500,000 outstanding at any time prior to the Bridge Loan Termination Date and (z) $5,000,000 outstanding at any time thereafter;"

      (e) Clause (vii) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(vii) unsecured Indebtedness issued after the Closing Date by OCA or any of its Subsidiaries to sellers in connection with Permitted Acquisitions (including any existing seller Indebtedness acquired or assumed after the Closing Date by OCA or any Subsidiary pursuant to the OrthAlliance Acquisition or any other Permitted Acquisition), in an aggregate principal amount not exceeding (y) $25,000,000 outstanding at any time prior to the Bridge Loan Termination Date and (z) $35,000,000 outstanding at any time thereafter, provided that such Indebtedness is subordinated in right and time of payment to the Obligations on terms and conditions acceptable to the Administrative Agent and is otherwise on terms and conditions acceptable to, and in a form approved in writing by, the Administrative Agent (the Indebtedness described in this clause (vii), `Seller Subordinated Indebtedness');"

      (f) Clause (ix) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ix) (A) Indebtedness of OCA under Hedge Agreements entered into in the ordinary course of business and not for speculative purposes, provided that the notional amount covered under all such agreements shall not exceed the sum of the aggregate amount of the Commitments and (y) prior to the Bridge Loan Termination Date, the commitments of the Bridge Lenders under the Bridge Credit Agreement and (z) on and after the Bridge Loan Termination Date, the aggregate outstanding principal amount of the Permitted Senior Notes, and (B) purchase money Indebtedness of OCA and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (ix)), and other Indebtedness of OCA and its Subsidiaries that is unsecured, including Contingent Obligations (other than Indebtedness specified in clauses (i) through (viii) above and subclause (A) of this clause (ix)), which purchase money indebtedness and other unsecured indebtedness shall not exceed $3,500,000 in aggregate principal amount outstanding at any time."

      1.19 Liens.

      (a) Clause (i) of Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(i) Liens created under the Pledge Agreements and the "Pledge and Security Agreements," as defined in the Bridge Credit Agreement (and, upon the payment in full of the Bridge Loan Obligations, pledge agreements entered into with respect to the Permitted Senior Notes in accordance with the terms of this Agreement) in favor of the Collateral Agent, for its benefit and the benefit of the Benefited Parties, securing the Obligations and the Bridge Loan Obligations (and, upon the payment in full of the Bridge Loan Obligations, the Permitted Senior Notes and the related obligations of OCA and its Subsidiaries in connection therewith) on a pari passu basis in accordance with the terms of the Intercreditor Agreement;"

      (b) Clause (ii) of Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ii) Liens in existence on the Second Amendment Effective Date and set forth on SCHEDULE 8.3;"

      1.20 Investments.

      (a) Clause (iv) of Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(iv) without duplication, Investments consisting of (y) intercompany Indebtedness permitted under clause (iv) of SECTION 8.2 and
      (z) Hedge Agreements permitted under clause (ix) of SECTION 8.2;"

      (b) Clause (v) of Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(v) Investments in (y) Domestic Subsidiaries existing as of the date hereof and (z) Foreign Subsidiaries and joint ventures existing as of the Second Amendment Effective Date and described in SCHEDULE 1 to the Second Amendment, provided that this clause (z) shall not permit any Investments after the Second Amendment Effective Date in such Foreign Subsidiaries or joint ventures (it being understood that any such Investments may be made only in compliance with clause (ix) or (x) of this Section);

      (c) Clause (vii) of Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(vii) Permitted Acquisitions; provided that the Acquisition Amounts with respect to Permitted Acquisitions of businesses having assets or operations located outside of the United States of America shall not exceed, in the aggregate, $1,000,000 for any individual foreign Acquisition or $10,000,000 for all such foreign Acquisitions from and after the Closing Date; but provided further that, notwithstanding the foregoing, no such foreign Permitted Acquisitions shall be permitted pursuant to this clause (vii) at any time from and after the Second Amendment Effective Date until the Bridge Loan Termination Date."

      (d) Clause (viii) of Section 8.5 of the Credit Agreement is hereby amended by deleting the word "and" at the end thereof.

      (e) Clause (ix) of Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ix) Investments in Foreign Subsidiaries made after the Second Amendment Effective Date and not otherwise included under the proviso in clause (vii) above (including, without limitation (but without duplication), capital contributions made to any Foreign Subsidiary, loans and advances made to any Foreign Subsidiary, and Contingent Obligations with respect to obligations of any Foreign Subsidiary), in an aggregate amount not exceeding $5,000,000 at any time outstanding for all such Investments (provided that the aggregate amount of all such Investments made at any time from and after the Second Amendment Effective Date until the Bridge Loan Termination Date shall not exceed $2,500,000 at any time outstanding); and"

      (f) Section 8.5 of the Credit Agreement is hereby amended by adding a new clause (x) thereof as follows:

            "(x) other Investments in an aggregate amount not exceeding $1,000,000 at any time outstanding."

      1.21 Restricted Payments.

      (a) Clause (iii) of Section 8.6(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(iii) OCA may purchase, redeem, retire or otherwise acquire for value shares of its Capital Stock in an aggregate amount not exceeding $5,000,000 during any fiscal year, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; but provided further that, notwithstanding the foregoing, OCA shall not be permitted to purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock pursuant to this clause (iii) at any time from and after the Second Amendment Effective Date until the Bridge Loan Termination Date."

      (b) Section 8.6 of the Credit Agreement is hereby further amended by adding the following as a new subsection (c) thereof:

            "(c) If any Default or Event of Default has occurred and is continuing or would result therefrom, OCA will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal of the Bridge Loans or the Permitted Senior Notes, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any principal of the Bridge Loans or the Permitted Senior Notes, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, however, that OCA may issue the Permitted Senior Notes and apply the proceeds thereof to the repayment in full of the Bridge Loans in accordance with the applicable provisions of SECTION 8.2, notwithstanding the existence of any Default or Event of Default immediately prior to or after giving effect to such issuance and application of proceeds thereof."

      1.22 Certain Amendments. Section 8.9 of the Credit Agreement is hereby amended by (a) deleting the word "or" from the end of clause (i) thereof, (b) adding the word "or" at the end of clause (ii) thereof in place of the period, and (c) adding a new clause (iii) thereof as follows:

            "(iii) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Bridge Credit Agreement, any of the other Bridge Credit Documents, the Permitted Senior Notes or any agreement or instrument evidencing or governing the Permitted Senior Notes, or enter into any new Bridge Credit Document or any other agreement in connection therewith, in each case the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) make any covenant or event of default therein more restrictive or add any new covenant or event of default, (e) grant any security or collateral to secure payment thereof (other than as expressly contemplated under the Bridge Credit Documents as in existence on the Second Amendment Effective Date and as amended, modified or supplemented from time to time in accordance with the terms of this Agreement), (f) create or permit to exist any agreement, restriction or encumbrance of the types described in SECTION 8.10 or
      SECTION 8.11 or (g) otherwise materially and adversely affect the Lenders."

      1.23 Limitation on Certain Restrictions. Section 8.10 of the Credit Agreement is hereby amended by adding the following at the end thereof immediately before the period:

            "or under the Bridge Credit Documents (as in existence on the Second Amendment Effective Date and as amended, modified or supplemented from time to time in accordance with the terms of this Agreement) or any agreement or instrument evidencing or governing any Permitted Senior Notes"

      1.24 No Other Negative Pledges. Section 8.11 of the Credit Agreement is hereby amended by (a) deleting the word "and" from the end of clause (ii) thereof, (b) adding the word "and" at the end of clause (iii) thereof immediately before the period, and (c) adding a new clause (iv) thereof as follows:

            "(iv) the Bridge Credit Documents (as in existence on the Second Amendment Effective Date and as amended, modified or supplemented from time to time in accordance with the terms of this Agreement) or any agreement or instrument evidencing or governing any Permitted Senior Notes."

      1.25 Events of Default.

      (a) Section 9.1(b) of the Credit Agreement is hereby amended by adding the words "or 6.13(a)" immediately after the reference to "6.10" and immediately before the words "or in ARTICLE VII."

      (b) Section 9.1(e) of the Credit Agreement is hereby amended by adding the following immediately after the semicolon at the end thereof:

            "or any Event of Default (as defined in the Bridge Credit Agreement) shall occur;"

      (c) Section 9.1(i) of the Credit Agreement is hereby amended by deleting the words "a material" in clause (iii) thereof and substituting in replacement thereof the words "an immaterial."

      (d) Section 9.1(o) of the Credit Agreement is hereby amended by (i) adding a semicolon to the end of clause (ii) thereof immediately before the period and
(ii) adding a new clause (iii) thereof as follows immediately after such semicolon:

            "or (iii) a `change of control' or similar event within the meaning of the Bridge Credit Agreement or any agreement or instrument governing or evidencing Permitted Senior Notes shall occur thereunder."

      1.26 Remedies. Section 9.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(d) Exercise, and direct the Collateral Agent to exercise, all rights and remedies available to the Administrative Agent or the Collateral Agent (as the case may be) under this Agreement, the other Credit Documents and applicable law."

      1.27 Amendments Relating to Hedge Agreements.

      (a) Section 9.1(a) of the Credit Agreement is hereby amended by adding the words "(other than any Obligation under a Hedge Agreement)" immediately before the words "when due" in clause (ii) thereof.

      (b) Section 9.1(c) of the Credit Agreement is hereby amended by adding the following at the end thereof:

            "or any default or event of default shall occur under any Hedge Agreement to which OCA and any Lender or Affiliate of any Lender are parties;"

      (c) Clause (i) of Section 9.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal Dollar Amount of at least $250,000 or (z) any termination or other payment under any Hedge Agreement covering a notional Dollar Amount of Indebtedness of at least $250,000 or"

      (d) Section 9.2(b) of the Credit Agreement is hereby amended by adding the words "(but excluding any amounts owing under any Hedge Agreement)" immediately after the words "Credit Documents" and before the words "shall become" in the fourth line thereof.

      (e) Clause (iii) of Section 12.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(iii) in connection with any proceeding to enforce its rights hereunder, under any other Credit Document or under any Hedge Agreement or in any other litigation or proceeding in connection with the Credit Documents or any Hedge Agreement,"

      1.28 Amendments Relating to Cash Collateral. The Credit Agreement is hereby amended in all applicable places to provide that the Cash Collateral Account shall be maintained and held by the Collateral Agent and the contents thereof held, distributed and applied as provided in the Intercreditor Agreement, provided that the Administrative Agent shall continue to have the right under (and in accordance with the terms of) the Credit Agreement (including under Sections 3.8 and 9.2(c) thereof) to require OCA to deliver cash collateral, and the Administrative Agent shall promptly deliver to the Collateral Agent any cash collateral so received, to be held by it in the Cash Collateral Account as provided in the Credit Agreement and the Intercreditor Agreement.

      1.29 Administrative Agent and Collateral Agent.

      (a) Except as expressly set forth otherwise in the Credit Agreement, in this Amendment or in any other Credit Document, and except as the context may otherwise require, all references to "the Agent" in the Credit Agreement and the other Credit Documents are hereby amended to be references to "the Administrative Agent."

      (b) Section 10.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

            "For purposes of this ARTICLE X, the term `Administrative Agent' shall also include First Union in its capacity as Collateral Agent pursuant to the Credit Documents."

      (c) Section 10.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "10.10 Intercreditor Agreement. Each Lender hereby (i) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and (to the extent effected in accordance with the terms of the Intercreditor Agreement) any amendments, modifications and supplements thereto and restatements thereof, and (ii) consents to the appointment of First Union as Collateral Agent, on behalf of the Benefited Parties, pursuant to the terms of the Intercreditor Agreement."

      (d) Section 10.12 of the Credit Agreement is hereby amended by adding the words "(but specifically excluding the Collateral Agent)" immediately after the words "similar designation" and before the words "are named as such" in the fourth line thereof.

      (e) All references to the Administrative Agent in the following clauses or Sections of the Credit Agreement shall be deemed to be references to the Collateral Agent instead of (i.e., in lieu of) references to the Administrative
Agent:

            (i) clause (i) of the definition of "Equity Issuance";

            (ii) clause (iv) of Section 5.3;

            (iii) Section 5.19;

            (iv) Sections 6.10(a), 6.10(b) and (as to the last reference therein) Section 6.10(c);

            (v) clause (iv) of Section 8.2;

            (vi) Section 9.1(i);

            (vii) clause (i)(z) of Section 12.1; and

            (viii) clause (iii) of Section 12.18.

      (f) All references to the Administrative Agent in the following clauses or Sections of the Credit Agreement shall be deemed to be references to the Collateral Agent together with (i.e., in addition to) references to the Administrative Agent:

            (i) Section 2.13;

            (ii) Sections 2.17(a), 2.17(b) and 2.17(c);

            (iii) Section 6.12;

            (iv) Section 12.1 (except as set forth in subsection (e) above);

            (v) Section 12.2;

            (vi) Section 12.3;

            (vii) Section 12.4;

            (viii) clause (b) of Section 12.5(a) (notice address); and

            (ix) Section 12.8.

      1.30 OCA Guaranty. Article XI of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex A hereto.

      1.31 Governing Law.

      (a) The first two sentences of Section 12.3 of the Credit Agreement are hereby amended and restated in their entirety as follows:

            "12.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE AS IN EFFECT FROM TIME TO TIME (THE "ISP"), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). EACH BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER OR SUCH BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER OR SUCH BORROWER."

      (b) The governing law provisions of Exhibits A-1, A-2, D and F to the Credit Agreement, all outstanding Notes, and all outstanding Intercompany Notes are hereby amended to provide that the same shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

      1.32 Foreign Borrowings. Section 12.17 of the Credit Agreement is hereby amended by adding a new subsection (d) thereof as follows:

            "(d) Notwithstanding any provision to the contrary contained in this Agreement, from and after the Second Amendment Effective Date, no Foreign Currency Loans may be made in the national currency unit of any participating member state of the European Union, and any Foreign Currency Loans that would otherwise have been made in any such national currency unit shall instead be made in Euros."

      1.33 Intercreditor Agreement. The Credit Agreement is hereby amended by adding a new Section 12.20 thereof as follows:

            "12.20 Conflict With Intercreditor Agreement. In case of a conflict between any provision of this Agreement and any provision of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. No such conflict shall be deemed to exist merely because this Agreement imposes greater obligations on OCA and the other Borrowers than the Intercreditor Agreement."

      1.34 References to Financial Covenants. All references in the Credit Agreement or in any other Credit Document to the financial covenants set forth in "Sections 7.1 through 7.3" of the Credit Agreement shall be deemed to refer to the financial covenants contained in Article VII of the Credit Agreement.

      1.35 Schedules. Schedules 8.2 and 8.3 to the Credit Agreement are hereby amended and restated in their entirety as set forth in SCHEDULES 8.2 and 8.3, respectively, hereto.

      1.36 Exhibits. Exhibit C to the Credit Agreement (Form of Covenant Compliance Certificate) is hereby amended (i) to include, as part of Attachment A thereto, the contents of EXHIBIT D and (ii) generally to incorporate, where applicable, the amendments to the financial covenants in Article VII of the Credit Agreement and to the related defined terms as set forth herein.

      2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, OCA represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the OrthAlliance Acquisition, as follows:

      (a) Organization and Power. Each of OCA and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform this Amendment and the other Credit Documents contemplated hereby (collectively, the "Second Amendment Credit Documents") to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

      (b) Authorization; Enforceability. Each of OCA and its Subsidiaries has taken, or on the Second Amendment Effective Date will have taken, all necessary corporate action to execute, deliver and perform each of the Second Amendment Credit Documents to which it is or will be a party, and has, or on the Second Amendment Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Second Amendment Credit Documents to which it is or will be a party. Each of the Credit Agreement (after giving effect to this Amendment) and this Amendment constitutes, and each of the other Second Amendment Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of OCA and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

      (c) No Violation. The execution, delivery and performance by each of OCA and its Subsidiaries of this Amendment and each of the other Second Amendment Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) result in a Limitation on any Licenses applicable to the business, operations or properties of OCA or any of its Subsidiaries or adversely affect the ability of OCA or any of its Subsidiaries to participate in any Third Party Payor Arrangement, or (iv) except for the Liens granted in favor of the Collateral Agent pursuant to the Pledge Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets.

      (d) Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of OCA and its Subsidiaries of this Amendment or any of the other Second Amendment Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

      (e) Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of OCA, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting OCA, any of its Subsidiaries or, to the knowledge of OCA, any Managed Practice, or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or
(ii) with respect to this Amendment or any of the other Credit Documents.

      (f) Subsidiaries. SCHEDULE 1 sets forth a list, as of the Second Amendment Effective Date and after giving effect to the OrthAlliance Acquisition, of all of the Subsidiaries of OCA (including Inactive Subsidiaries that are Subsidiaries of OrthAlliance, which are separately identified thereon) and, as to each such Subsidiary, the percentage ownership (direct and indirect) of OCA in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on SCHEDULE 1, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of OCA (other than Inactive Subsidiaries) outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of OCA (other than Inactive Subsidiaries) are duly and validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 1, as of the Second Amendment Effective Date and after giving effect to the OrthAlliance Acquisition, neither OCA nor any Subsidiary is engaged in any joint venture, partnership or similar arrangement with any other Person. SCHEDULE 2 sets forth a list, as of the Second Amendment Effective Date and after giving effect to the OrthAlliance Acquisition, of all of the Subsidiaries of OrthAlliance, Inc. that are not becoming Subsidiary Guarantors as of the Second Amendment Effective Date. There are no Subsidiaries of OCA that were not "Inactive Subsidiaries" (within the meaning of such term under the Credit Agreement as in effect prior to this Amendment) prior to giving effect to this Amendment and are Inactive Subsidiaries after giving effect to this Amendment.

      (g) Financial Matters. OCA has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of OrthAlliance and its Subsidiaries as of December 31, 2000 and 1999, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of Arthur Andersen LLP thereon, and (ii) the unaudited consolidated balance sheet of OrthAlliance and its Subsidiaries as of June 30, 2001, and the related statements of income and cash flows for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of OrthAlliance and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of OrthAlliance and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to OrthAlliance or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required to be reflected in such financial statements or in the notes thereto and are not so reflected.

      (h) Solvency. Each of OCA and its Subsidiaries, after giving effect to the OrthAlliance Acquisition and the consummation of the other transactions contemplated by this Amendment, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and

(iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

      (i) Projections. OCA has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of OCA for the five-year period following consummation of the OrthAlliance Acquisition, giving effect to the consummation of the OrthAlliance Acquisition, the initial extensions of credit under the Bridge Credit Agreement and the consummation of the other transactions contemplated by this Agreement, and the payment of transaction fees and expenses related to the foregoing (the "New Projections"). In the opinion of management of OCA, the assumptions used in the preparation of the New Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The New Projections have been prepared in good faith by the executive and financial personnel of OCA, are complete and represent a reasonable estimate of the future performance and financial condition of OCA, subject to the uncertainties and approximations inherent in any projections.

      (j) No Material Adverse Change. As of the date hereof and as of the Second Amendment Effective Date, there has been no Material Adverse Change or OrthAlliance Material Adverse Change since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change or an OrthAlliance Material Adverse Change (other than as disclosed in writing to the Administrative Agent prior to the date hereof).

      (k) Other Representations and Warranties. Each of the representations and warranties contained in this Amendment, the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof and will be true and correct on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date (in each case, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

      (l) No Default. No Default or Event of Default has occurred and is continuing.

      3. OrthAlliance Acquisition; Waiver of Defaults Relating to Foreign Subsidiary Investments.

      (a) The Required Lenders hereby approve the OrthAlliance Acquisition as a Permitted Acquisition, subject to the satisfaction of the conditions set forth in SECTION 4.

      (b) The Required Lenders hereby waive any and all Defaults and Events of Default that have occurred as a consequence of Investments made by OCA in Foreign Subsidiaries after the Closing Date (but only to the extent such Investments total, in the aggregate, not more than $1,500,000 outstanding at any time).

      4. Conditions of Effectiveness, Borrowing. The effectiveness of this Amendment and the obligation of each Lender to make Loans on the Second Amendment Effective Date (if requested by OCA) are subject to the satisfaction of the following conditions precedent:

      (a) The Administrative Agent shall have received the following, each dated as of the Second Amendment Effective Date (unless otherwise specified):

            (i) the Subsidiary Guaranty, duly completed and executed by OCA and each of its Subsidiaries (other than Inactive Subsidiaries and Foreign Subsidiaries) after giving effect to the OrthAlliance Acquisition;

            (ii) to the extent not previously provided to the Administrative Agent, an Intercompany Note, duly completed and executed by each Subsidiary executing the Subsidiary Guaranty;

            (iii) the OCA Pledge Agreement, duly completed and executed by OCA and each Subsidiary of OCA that owns Capital Stock of another Subsidiary other than an Inactive Subsidiary after giving effect to the OrthAlliance Acquisition (provided that the Capital Stock of Inactive Subsidiaries shall not be required to be pledged), together (to the extent not previously provided to the Administrative Agent) with any certificates evidencing the Capital Stock being pledged thereunder as of the Second Amendment Effective Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank;

            (iv) the Intercreditor Agreement, duly completed and executed by the Bridge Agent (on behalf of itself and the Bridge Lenders) and countersigned by OCA and each Subsidiary executing the Subsidiary Guaranty; and

            (v) the favorable opinion of Waller Lansden Dortch & Davis, PLLC, special counsel to OCA and its Subsidiaries, addressed to the Administrative Agent and the Lenders, addressing such matters as the Administrative Agent may reasonably request and in form and substance satisfactory to the Administrative Agent.

      (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer, the co-chief executive officer or the chief financial officer of OCA, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of OCA contained in this Amendment and the other Credit Documents are true and correct as of the Second Amendment Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans on the Second Amendment Effective Date and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans on the Second Amendment Effective Date and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans on the Second Amendment Effective Date and the application of the proceeds thereof, and except as previously disclosed in writing to the Administrative Agent, no Material Adverse Change or OrthAlliance Material Adverse Change has occurred since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change or an OrthAlliance Material Adverse Change, (iv) concurrently with the making of the Loans on the Second Amendment Effective Date, the OrthAlliance Acquisition has been consummated in accordance with the terms of the OrthAlliance Merger Agreement and all other applicable documentation and in compliance with all applicable Requirements of Law, without any amendment or waiver of any material condition or other material provision thereof except as approved by the Administrative Agent, and (v) all conditions to the effectiveness of this Amendment, and to the extensions of credit hereunder and under the Credit Agreement on the Second Amendment Effective Date, set forth in this Section and in SECTION 4.2 of the Credit Agreement have been satisfied or waived as required hereunder and thereunder.

      (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of OCA and its Subsidiaries (other than Inactive Subsidiaries), in form and substance satisfactory to the Administrative Agent, certifying as follows:

            (i) in the case of OCA, (x) that since the Closing Date, there has been no amendment to or restatement of its certificate of incorporation as certified and delivered to the Administrative Agent on the Closing Date,
      (y) that since the Closing Date, there has been no amendment to its bylaws as certified and delivered to the Administrative Agent on the Closing Date, and (z) that attached thereto is a true and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance of this Amendment and the other Second Amendment Credit Documents to which it is a party, and attaching a copy of such resolutions;

            (ii) in the case of each such Subsidiary of OCA that is a Subsidiary Guarantor immediately before giving effect to the OrthAlliance Acquisition, (x) that since the Closing Date (or with respect to any such Subsidiary that became a Subsidiary Guarantor on a date after the Closing Date, such later date), there has been no amendment to or restatement of its articles or certificate of incorporation as certified and delivered to the Administrative Agent on the Closing Date (or such later date, as the case may be), (y) that since the Closing Date (or with respect to any such Subsidiary that became a Subsidiary Guarantor on a date after the Closing Date, such later date), there has been no amendment to its bylaws as certified and delivered to the Administrative Agent on the Closing Date (or such later date, as the case may be), and

      (z) that attached thereto is a true and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance of the Second Amendment Credit Documents to which it is a party, and attaching a copy of such resolutions (or, to the extent that the statements in clauses (x) and (y) above are not true with respect to any such Subsidiary, such certificate shall contain statements to the effect of those described in clauses (x) and (y), as applicable, of clause
      (iii) below); and

            (iii) in the case of each such Subsidiary of OCA that becomes a Subsidiary Guarantor as of the Second Amendment Effective Date, including OrthAlliance (collectively, "New Subsidiary Guarantors"), (x) that attached thereto is a true and complete copy of its articles or certificate of incorporation and all amendments thereto, certified as of a recent date by the Secretary of State of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (y) that attached thereto is a true and complete copy of its bylaws as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (z) below were adopted to and including the date of such certificate, and (z) that attached thereto is a true and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance of the Second Amendment Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Subsidiary executing any of such Second Amendment Credit Documents, and attaching all such copies of the documents described above.

      (d) The Administrative Agent shall have received copies of (i) a certificate as of a recent date of the good standing of each New Subsidiary Guarantor under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of each New Subsidiary Guarantor to conduct business as a foreign corporation in the jurisdiction in which it primarily conducts business as of the Second Amendment Effective Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (iii) to the extent not provided under clauses (i) and (ii) above, all good standing certificates and tax clearance or similar certificates or letters as to each of OCA and its Subsidiaries delivered pursuant to the Bridge Credit Agreement.

      (e) All aspects of the structure and documentation of the OrthAlliance Acquisition (including the OrthAlliance Merger Agreement and all schedules and exhibits thereto), and all legal matters, documentation and corporate or other proceedings incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Administrative Agent; and without limitation of the foregoing, the Administrative Agent and the Lenders shall have received with respect to the OrthAlliance Acquisition all documents, certificates and other information required to be delivered under Section 6.9(c) of the Credit Agreement in order for the OrthAlliance Acquisition to constitute a Permitted Acquisition or as shall have been otherwise requested by the Administrative Agent or any Lender.

      (f) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Amendment and the other Second Amendment Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Amendment, any of the other Credit Documents or the consummation of the transactions contemplated hereby, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

      (g) Since the date thereof, the OrthAlliance Merger Agreement shall not have been amended, modified or supplemented in any material respect, nor any material condition or provision thereof waived, other than as approved by the Administrative Agent and shall be in full force and effect; OCA shall have duly complied with and performed all of its agreements and conditions set forth in the OrthAlliance Merger Agreement required to be complied with or performed by it on or prior to the closing date thereunder; and the Administrative Agent shall have received evidence satisfactory to it that, concurrently with the making of the Loans on the Second Amendment Effective Date, the OrthAlliance Acquisition shall be consummated in accordance with the terms of the OrthAlliance Merger Agreement and all other applicable documentation and in compliance with all applicable Requirements of Law, without any amendment or waiver of any material condition or other material provision thereof except as approved by the Administrative Agent.

      (h) The Administrative Agent shall be satisfied that OCA shall have received gross cash proceeds of not less than $40,000,000 from the making of Bridge Loans on terms and conditions and pursuant to documentation (including the Bridge Credit Agreement and all other Bridge Credit Documents) satisfactory to the Administrative Agent and the Lenders, and such cash proceeds shall have been applied in repayment of the Terminating OrthAlliance Indebtedness and to pay transaction fees and expenses in connection with the transactions contemplated hereby.

      (i) The Administrative Agent shall have received evidence satisfactory to it that (i) concurrently with the making of the Loans on the Second Amendment Effective Date, (x) all principal, interest and other amounts outstanding with respect to any Indebtedness of OrthAlliance or any of its Subsidiaries not expressly permitted under SECTION 8.2 of the Credit Agreement (as amended hereby) to remain outstanding on and after the Second Amendment Effective Date or otherwise to be terminated, including all Indebtedness of OrthAlliance under its Credit Agreement with First Union, as Agent, and certain lenders named therein, dated as of April 14, 2000 (collectively, the "Terminating OrthAlliance Indebtedness"), shall be repaid and satisfied in full and all guaranties thereof by OrthAlliance or any of its Subsidiaries shall have been extinguished, (y) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (z) any Liens securing any Terminating OrthAlliance Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (ii) any letters of credit outstanding with respect to Terminating OrthAlliance Indebtedness shall have been terminated or canceled.

      (j) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the OCA Pledge Agreement shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

      (k) Since December 31, 2000, both immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, there shall not have occurred any Material Adverse Change or OrthAlliance Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change or an OrthAlliance Material Adverse Change, except as disclosed in writing to the Administrative Agent prior to the date of the Second Amendment.

      (l) OCA shall have paid all fees and expenses of the Administrative Agent and the Lenders required hereunder, under the letter from the Administrative Agent to OCA dated October 3, 2001, or under any other Credit Document to be paid on or prior to the Second Amendment Effective Date (including fees and expenses of counsel) in connection with this Amendment and the transactions contemplated hereby.

      (m) The Administrative Agent shall have received (i) certified copies of the New Projections, in form and substance satisfactory to the Administrative Agent, and (ii) a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of OCA and in form and substance satisfactory to the Administrative Agent, demonstrating OCA's compliance with the financial covenants set forth in ARTICLE VII of the Credit Agreement, determined on a pro forma basis as of September 30, 2001 after giving effect to the consummation of the OrthAlliance Acquisition, the making of the Loans and the Bridge Loans on the Second Amendment Effective Date, the repayment of the Terminating OrthAlliance Indebtedness, and the consummation of the other transactions contemplated hereby.

      (n) The Administrative Agent shall have received written instructions from an Authorized Officer of OCA, including wire transfer information, directing the payment of the proceeds of the Loans to be made on the Second Amendment Effective Date.

      (o) Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents (including this Amendment) shall be true and correct on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

      (p) No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment.

      (q) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

      5. Foreign Subsidiaries. As promptly as reasonably possible after the Second Amendment Effective Date, and in any event before January 31, 2002, OCA will, and will cause each of its applicable Subsidiaries to, take all action as may be reasonably requested by the Administrative Agent to pledge as security for the Obligations 65% of the voting shares of OCA Japan Co., Ltd.

      6. Effect of Amendment. From and after the date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

      7. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

      8. Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

      9. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      10. Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

      11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                    FIRST UNION NATIONAL BANK, as Administrative
                                    Agent, as Collateral Agent and as Lender


                                    By:   /s/ Doug Davis

                                    Title:      Senior Vice President

                                    BANK OF AMERICA, N.A., as Documentation
                                    Agent and as Lender


                                    By:   /s/ Larry J. Gordon

                                    Title:      Principal

                                    BANK ONE, N.A., as Syndication Agent and as
                                    Lender


                                    By:   /s/ Steven Nance

                                    Title:      Vice President

                                    HIBERNIA NATIONAL BANK

                                    By:   /s/ Katherine Gonzalez

                                    Title:      Vice President

                                    WACHOVIA BANK, N.A.

                                    By:   /s/ Jeffrey A. Gipson

                                    Title:      Senior Vice President

                              (signatures continued)

                              ORTHODONTIC CENTERS OF AMERICA, INC.

                              By:   /s/ Bartholomew F. Palmisano, Sr.

                              Title:  Chairman of the Board, President and
                                      Chief Executive Officer

                              ORTHODONTIC CENTERS OF ALABAMA, INC.
                              ORTHODONTIC CENTERS OF ARIZONA, INC.
                              ORTHODONTIC CENTERS OF ARKANSAS, INC.
                              ORTHODONTIC CENTERS OF CALIFORNIA, INC.
                              ORTHODONTIC CENTERS OF COLORADO, INC.
                              ORTHODONTIC CENTERS OF CONNECTICUT, INC.
                              ORTHODONTIC CENTERS OF FLORIDA, INC.
                              ORTHODONTIC CENTERS OF GEORGIA, INC.
                              ORTHODONTIC CENTERS OF HAWAII, INC.
                              ORTHODONTIC CENTERS OF IDAHO, INC.
                              ORTHODONTIC CENTERS OF ILLINOIS, INC.
                              ORTHODONTIC CENTERS OF INDIANA, INC.
                              ORTHODONTIC CENTERS OF KANSAS, INC.
                              ORTHODONTIC CENTERS OF KENTUCKY, INC.
                              ORTHODONTIC CENTERS OF LOUISIANA, INC.
                              ORTHODONTIC CENTERS OF MAINE, INC.
                              ORTHODONTIC CENTERS OF MARYLAND, INC.
                              ORTHODONTIC CENTERS OF MASSACHUSETTS, INC.
                              ORTHODONTIC CENTERS OF MICHIGAN, INC.
                              ORTHODONTIC CENTERS OF MINNESOTA, INC.
                              ORTHODONTIC CENTERS OF MISSISSIPPI, INC.
                              ORTHODONTIC CENTERS OF MISSOURI, INC.
                              ORTHODONTIC CENTERS OF NEVADA, INC.
                              ORTHODONTIC CENTERS OF NEW HAMPSHIRE, INC.
                              ORTHODONTIC CENTERS OF NEW JERSEY, INC.
                              ORTHODONTIC CENTERS OF NEW MEXICO, INC.
                              ORTHODONTIC CENTERS OF NEW YORK, INC.
                              ORTHODONTIC CENTERS OF NORTH CAROLINA, INC.
                              ORTHODONTIC CENTERS OF NORTH DAKOTA, INC.
                              ORTHODONTIC CENTERS OF OHIO, INC.
                              ORTHODONTIC CENTERS OF OKLAHOMA, INC.
                              ORTHODONTIC CENTERS OF OREGON, INC.
                              ORTHODONTIC CENTERS OF PENNSYLVANIA, INC.
                              ORTHODONTIC CENTERS OF PUERTO RICO, INC.
                              ORTHODONTIC CENTERS OF RHODE ISLAND, INC.
                              ORTHODONTIC CENTERS OF SOUTH CAROLINA, INC.
                              ORTHODONTIC CENTERS OF TENNESSEE, INC.
                              ORTHODONTIC CENTERS OF TEXAS, INC.
                              ORTHODONTIC CENTERS OF UTAH, INC.
                              ORTHODONTIC CENTERS OF VIRGINIA, INC.
                              ORTHODONTIC CENTERS OF WASHINGTON, INC.
                              ORTHODONTIC CENTERS OF WASHINGTON, D.C., INC. ORTHODONTIC CENTERS OF WEST VIRGINIA, INC. ORTHODONTIC CENTERS OF WISCONSIN, INC. ORTHODONTIC CENTERS OF WYOMING, INC. ORTHALLIANCE, INC.
                              ORTHALLIANCE FINANCE, INC.

                              ORTHALLIANCE HOLDINGS, INC.
                              ORTHALLIANCE NEW IMAGE, INC.
                              ORTHALLIANCE PROPERTIES, INC.
                              ORTHALLIANCE SERVICES, INC.
                              PEDOALLIANCE, INC.
                              PEDOALLIANCE PROPERTIES, INC.


                              By:   /s/ Bartholomew F. Palmisano, Sr.

                              Title:      President